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                                                                    EXHIBIT 99.1

                                                                           PROXY
                        [FORM OF REAL GOODS PROXY CARD]

                      REAL GOODS TRADING CORPORATION

  This proxy is solicited on behalf of the Board of Directors of Real Goods Trading Corporation (the "Company"). The undersigned appoints John Schaeffer and Barry Reder, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to vote all shares the undersigned is entitled to vote at the Special Meeting of shareholders of the Company to be held at the offices of the Company, located at 3440 Airway Drive, Santa Rosa, California 95403, on Wednesday, January 10, 2001 at 11:00 a.m. and any adjournments thereof, upon all matters as may properly come before the meeting. Without limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given, the shares will be voted "FOR" Item 1 below.

SEE REVERSE SIDE                                                SEE REVERSE SIDE

                  (Continued and to be signed on reverse side)


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                          (Continued from other side)

The Board of Directors of Real Goods Trading Corporation Recommends you vote
FOR:

1. Approval and adoption of the Merger Agreement (the "Merger Agreement.") dated as of October 13, 2000, between Gaiam, Inc., a Colorado corporation, and Real Goods Trading Corporation, a California corporation. The Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex A.

      [_] FOR              [_] AGAINST       [_] ABSTAIN

                           Please sign exactly as your names appear. If
                           Executor, Trustee, etc. give full title. If stock is registered in two names, both should sign.

                            Date: ________________________________________
                            ___________________________________________________
                            Signature(s)
                            ___________________________________________________
                            Signature(s)